Exhibit 4.13

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of December 28, 2017, is entered into by and among Starwood Property Trust, Inc., a Maryland corporation (the “Company”), and certain persons listed on Schedule I hereto (each, a “Unitholder” and collectively, the “Unitholders”).

RECITALS

WHEREAS, SPT Dolphin Parent LLC (the “Managing Member”), the Company, the Unitholders, SPT Dolphin Intermediate LLC, a Delaware limited liability company (the “Operating Company”), and certain other parties have entered into that certain Contribution Agreement and Escrow Instructions, dated as of December 21, 2017 (the “Contribution Agreement”), providing, among other things, for the contribution of certain properties by the Unitholders to the Operating Company and the issuance by the Operating Company of Class A Units (as defined below) to the Unitholders;

WHEREAS, pursuant to the terms of Section 8.6 and the other related provisions of the Amended and Restated Limited Liability Company Agreement of SPT Dolphin Intermediate LLC, dated as of December 28, 2017 (as amended from time to time, the “LLC Agreement”), commencing on the date that is six months subsequent to the date of any issuance of Class A Units, and subject to the various limitations contained in the LLC Agreement and other instruments being delivered in connection with the transactions contemplated by the Contribution Agreement, the applicable Unitholder will be entitled to redeem such Class A Units for cash or shares of Common Stock (as defined below), at the Managing Member’s election; and

WHEREAS, it is a condition to the closing of the transactions contemplated by the Contribution Agreement that the parties hereto enter into this Agreement (as defined below).

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1           Definitions. The following capitalized terms, as used in this Agreement, have the following meanings:

“Additional Demand Securities” has the meaning set forth in Section 2.2(a) hereof.

“Affiliate” means, with respect to any Person, any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person, and the term “control” means having, directly or indirectly (including through one or more intermediaries), the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; and the terms  “controlling” and “controlled” have correlative meanings.

“Agreement” means this Registration Rights Agreement, as it may be amended, supplemented or restated from time to time in accordance with the terms hereof.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are required by law to close.

“Class A Units” means Class A Units, as defined in the LLC Agreement.

“Closing Price” means (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then traded, if any, or (b) if the Common Stock is not publicly traded on any exchange, the average of the high bid and low asked prices for the Common Stock in the over-the-counter market, as reported by the principal automated quotation system on which the Common Stock is quoted or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the board of directors of the Company.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Company” has the meaning set forth in the preamble to this Agreement.

“Contribution Agreement” has the meaning set forth in the recitals to this Agreement.

“Demand Registration” has the meaning set forth in Section 2.2(a) hereof.

“End of Suspension Notice” has the meaning set forth in  Section 2.4(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Shelf Registration Statement” means the Company’s Registration Statement on Form S-3 (Commission File No. 333-210560), or any successor shelf Registration Statement maintained by the Company, including, without limitation, a shelf Registration Statement filed to replace such Registration Statement pursuant to Rule 415(a)(6) under the Securities Act.

“Form S-3” means Form S-3 under the Securities Act, as in effect on the date hereof, or any successor or similar registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed with the SEC.

“Full Conversion Date” has the meaning set forth in Section 2.1 hereof.

“Holder” means a Person listed on the signature page hereto as “Unitholder” in his, her or its capacity as a holder of record of Class A Units or Registrable Securities, or any permissible assignee or transferee of such Class A Units or Registrable Securities (including assignments or transfers of such securities to such assignees or transferees as a result of the foreclosure on any loans or other transactions secured by such securities) unless, in the case of a Registrable Security, it is acquired in a sale pursuant to a registration statement under the Securities Act or pursuant to a transaction exempt from registration under the Securities Act, in each such case, where the security sold in such transaction may be resold without subsequent registration under the Securities Act.

“Indemnified Party” has the meaning set forth in Section 2.8 hereof.

“Indemnifying Party” has the meaning set forth in Section 2.8 hereof.

“Initial Redemption Date” with respect to a Class A Unit means the date on which such Class A Unit issued pursuant to the Contribution Agreement first becomes redeemable pursuant to the LLC Agreement.

“Inspectors” has the meaning set forth in Section 2.3(i) hereof.

“Issuance Registration Statement” has the meaning set forth in Section 2.1 hereof.

“LLC Agreement” has the meaning set forth in the recitals to this Agreement.

“Managing Member” has the meaning set forth in the recitals to this Agreement.

“New Registration Statement” has the meaning set forth in Section 2.1 hereof.

“Operating Company” has the meaning set forth in the recitals to this Agreement.

“Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Records” has the meaning set forth in Section 2.3(i).

“Registrable Securities” means shares of Common Stock of the Company issued or issuable upon exchange of outstanding Class A Units tendered for redemption pursuant to the terms of the LLC Agreement, including any additional Class A Units or shares of Common Stock issued as a dividend, distribution, substitution or exchange for, upon any stock split, reverse stock split, recapitalization, combination or similar event, or in respect of such Class A Units or shares of Common Stock, which shares or Class A Units are owned, either of record or beneficially, by any Holder unless and until: (a) a registration statement covering such shares has been declared effective by the Commission and (i) the shares have been issued by the Company to a Holder upon exchange of Class A Units tendered for redemption pursuant to an effective registration statement or (ii) the shares have been sold, transferred or disposed of by a Holder to another Person pursuant to an effective registration statement; (b) such shares are sold pursuant to the provisions of Rule 144 under the Securities Act (as defined below) (or any similar provisions then in force) (“Rule 144”); (c) such shares are held by a Holder who is not an Affiliate of the Company within the meaning of Rule 144 (a “Rule 144 Affiliate”) and are eligible for immediate sale pursuant to Rule 144(b)(1) under the Securities Act without volume limitations or other restrictions on transfer; (d) such shares have been otherwise transferred in a transaction that would constitute a sale under the Securities Act and such shares may be resold or otherwise transferred without subsequent registration under the Securities Act; or (e) such shares have been issued by the Company to a Holder upon exchange of Class A Units tendered for redemption and have thereafter been acquired by the Company and shall have ceased to be outstanding.

“Registration Expenses” has the meaning set forth in Section 2.5.

“Registration Statement” means any registration statement of the Company pursuant to which Registrable Securities may be offered or sold pursuant to the Securities Act under Rule 415 on a continuous or delayed basis, including the Existing Shelf Registration Statement. The Registration Statement shall include any prospectus or prospectus supplement that is part of such Registration Statement and any document incorporated by reference therein.

“Resale Prospectus” has the meaning set forth in  Section 2.6.

“Resale Registration Statement” has the meaning set forth in Section 2.2(a).

“S-3 Expiration Date” means the date on which Form S-3 (or a similar successor form of registration statement) is not available to the Company for the registration of Registrable Securities pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Issuance” has the meaning set forth in Section 2.1.

“Supplemental Rights Period” has the meaning set forth in Section 2.2.

“Suspension Event” has the meaning set forth in Section 2.4(a).

“Suspension Notice” has the meaning set forth in Section 2.4(b).

“Underwritten Offering” has the meaning set forth in Section 2.1(b).

“Underwritten Offering Request” has the meaning set forth in Section 2.1(b).

“Unitholder” has the meaning set forth in the preamble to this Agreement.

ARTICLE II

REGISTRATION

Section 2.1           Registration Statement Covering Issuance of Common Stock. Subject to the provisions of Section 2.4 hereof, the Company shall: (a) prior to the Initial Redemption Date, use commercially reasonable efforts to file with the Commission a prospectus supplement or such supplemental materials as are then required by the rules and regulations of the Commission to register under the Existing Shelf Registration Statement the issuance, from time to time, of shares of Common Stock in exchange for Class A Units tendered for redemption pursuant to the LLC Agreement (the “Share Issuance”); or (b) prior to the Initial Redemption Date, use commercially reasonable efforts to prepare and file a Registration Statement (the “New Registration Statement”) to register the Share Issuance, and use commercially reasonable efforts to cause such New Registration Statement to become effective as soon as practicable following the filing thereof, and within sixty (60) days after the Initial Redemption Date. If the Company is unable to cause the New Registration Statement to be declared effective by the Commission within sixty (60) days after the Initial Redemption Date, then the rights of the Holders set forth in Section 2.2 hereof shall apply to Registrable Securities. Notwithstanding the availability of rights under Section 2.2 hereof, the Company may continue to use its commercially reasonable efforts to cause the New Registration Statement to be declared effective by the Commission and if it shall be declared effective by the Commission, the obligations of the Company under Section 2.2 hereof shall cease. Subject to the provisions of Section 2.4 hereof, the Company agrees to use its commercially reasonable efforts to maintain the registration of the Share Issuance under either the Existing Shelf Registration Statement or the New Registration Statement (each, an “Issuance Registration Statement”) until the first date (the “Full Conversion Date”) on which no Class A Units (other than those held directly or indirectly by the Company) remain outstanding, and all shares, if any, issued in exchange for Class A Units tendered for redemption cease to be Registrable Securities.

(a)          Additional Registration Statements. If the third anniversary of the initial effective date of an Issuance Registration Statement occurs before the date on which no Class A Units (other than those held directly or indirectly by the Company) remain outstanding, and all shares, if any, issued in exchange for Class A Units tendered for redemption cease to be Registrable Securities, prior to the third anniversary the Company shall use its commercially reasonable efforts to file a Registration Statement and to take any other action necessary to permit an Issuance Registration Statement to remain effective without interruption (references herein to an Issuance Registration Statement shall include such new Registration Statement declared effective by the Commission).

(b)          Underwritten Offering. Subject to the provisions hereof, each Holder (or Holders in the aggregate) that hold Registrable Securities may make a written request (an “Underwritten Offering Request”) to the Company to effect the sale of all or part of the Registrable Securities through an underwritten offering under the Securities Act (an “Underwritten Offering”); provided that (i) the Underwritten Offering Request shall specify the number of Registrable Shares to be sold in the Underwritten Offering and (ii) the estimated market value of such Registrable Shares at the time of such Underwritten Offering Request (based upon the then market price of a share of Common Stock) shall be at least $25,000,000. The Company shall use commercially reasonable efforts to launch an Underwritten Offering under the Issuance Registration Statement, as applicable, including filing any prospectus supplement or amendments thereunder, within thirty (30) days after receipt of an Underwritten Offering Request.

Within ten (15) days after receipt of any Underwritten Offering Request in accordance with the terms of this Section 2.1(b), the Company shall give written notice of the proposed Underwritten Offering to all other Holders of Registrable Securities, and each Holder who wishes to participate in such Underwritten Offering shall notify the Company in writing within five (5) Business Days after the receipt by such Holder of the notice, and shall specify the number of Registrable Shares to be included in the Underwritten Offering.

The Company shall be entitled to select the managing underwriters for any such Underwritten Offering in consultation with the Holder(s), provided that such underwriters are reasonably acceptable to the Holder(s) participating in such Underwritten Offering. The Company may elect to include in any Underwritten Offering additional shares of Common Stock to be issued by the Company if the managing underwriters reasonably believe that inclusion of such additional shares will not adversely affect the marketability of the offering and subject the Holder(s) to cutback by the managing underwriters for the offering.

Section 2.2           Registration Rights. The following provisions shall apply with respect to Registrable Securities during the period, if any, beginning on the earlier of (a) the S-3 Expiration Date, (b) if the Company has not already registered the Share Issuance under an Existing Shelf Registration Statement or the Company’s failure to file the New Registration Statement by the Initial Redemption Date, or (c) if the New Registration Statement has been filed but has not been declared effective by the Commission within sixty (60) days after the Initial Redemption Date, and ending, in each case, on the Full Conversion Date (such period, the “Supplemental Rights Period”); provided,  however, that, if the Company is unable to keep an Issuance Registration Statement effective until the Full Conversion Date, the Holders shall be entitled to exercise the rights provided under this Section 2.2. During the Supplemental Rights Period, the Holders shall have the following rights:

(a)          Demand Rights. Holders may make a written demand for registration under the Securities Act of resales of all or part of the Registrable Securities (a “Demand Registration”); provided,  however, that (i) the Company shall not be obligated to effect more than two (2) Demand Registrations for Holders in any twelve month period, and (ii) the number of Registrable Securities proposed to be sold by the Holder(s) making such written demand either (A) shall be all the Registrable Securities owned by, or that may be issued upon exchange of Class A Units owned by, such Holder(s), or (B) shall have an estimated market value at the time of such demand (based upon the then market price of a share of Common Stock) of at least $5,000,000 or (C) shall not be less than 200,000 shares of Common Stock. Subject to the provisions of Section 2.4 hereof, the Company shall file any Registration Statement required by this Section 2.2(a), which Registration Statement shall comply as to form in all material respects with applicable Commission rules providing for the sale by the Holder(s) of such Registrable Securities (a “Resale Registration Statement”), with the Commission within forty-five (45) days after receipt of the requisite Holder demand and shall use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Company shall give written notice of the proposed filing of the Resale Registration Statement to all Holders as soon as practicable (but in no event less than twenty (20) days before the anticipated filing date), and such notice shall offer such Holders the opportunity to participate in such Demand Registration and to register such number of Registrable Securities as each such Holder may request.

Subject to the provisions of Section 2.4 hereof, the Company shall use its commercially reasonable efforts to keep each such Resale Registration Statement continuously effective for a period of one hundred eighty (180) days (such period, in each case, to be extended by the number of days, if any, during which Holders were not permitted to make offers or sales under the Resale Registration Statement by reason of Section 2.4 hereof); provided,  however, that in no case shall the Company be obligated to maintain the effectiveness of any Resale Registration Statement once all the Registrable Securities covered thereby cease to be Registrable Securities. The Company may elect to include in any Resale Registration Statement additional shares of Common Stock to be issued by the Company if the Company reasonably believes that inclusion of such additional shares will not adversely affect the marketability of the offering and subject, in the case of an Underwritten Offering, to cutback by the managing underwriters for the offering, if applicable. A registration shall not constitute a Demand Registration under this Section 2.2(a): (i) unless and until the Resale Registration Statement has been declared effective; or (ii) if the Resale Registration Statement is suspended for more than ninety (90) days at any one time. Notwithstanding any provision of this Section 2.2(a) to the contrary, the Company shall have the option, in its sole discretion, to register pursuant to any Resale Registration Statement, along with Registrable Securities that Holders have requested to be included in such Resale Registration Statement in accordance with this Section 2.2(a), any or all additional Registrable Securities that are outstanding or issuable upon exchange of Class A Units (such additional Registrable Securities, the “Additional Demand Securities”);  provided,  however, that if the Company elects to register any Additional Demand Securities in any Resale Registration Statement, the Company shall use its commercially reasonable efforts to keep such Resale Registration Statement continuously effective for the longer of (i) one hundred eighty (180) days (such period, in each case, to be extended by the number of days, if any, during which Holders were not permitted to make offers or sales under the Resale Registration Statement by reason of Section 2.4 hereof) or (ii) until all Registrable Securities covered thereby cease to be Registrable Securities; provided,  further, that in no case shall the Company be obligated to maintain the effectiveness of any such Resale Registration Statement once all the Registrable Securities covered thereby cease to be Registrable Securities. Notwithstanding any provision of this Section 2.2(a) to the contrary, the Company shall have the option, in its sole discretion and prior to receiving a notice for Demand Registration from any Holder, to register any or all Registrable Securities in any Resale Registration Statement; provided,  however, that the Company shall use its commercially reasonable efforts to keep such Resale Registration Statement continuously effective for the longer of (i) one hundred eighty (180) days (such period, in each case, to be extended by the number of days, if any, during which Holders were not permitted to make offers or sales under the Resale Registration Statement by reason of Section 2.4 hereof) or (ii) until all Registrable Securities covered thereby cease to be Registrable Securities; provided,  further, that in no case shall the Company be obligated to maintain the effectiveness of any such Resale Registration Statement once all the Registrable Securities covered thereby cease to be Registrable Securities.

(b)          Company Repurchase. Upon receipt by the Company of a registration demand pursuant to Section 2.2(a), the Company may, but will not be obligated to, purchase for cash from any Holder so requesting registration all, but not less than all, of the Registrable Securities (or Class A Units for which such Registrable Securities are exchangeable pursuant to the LLC Agreement) which are the subject of the request at a price per share equal to the average of the Closing Prices of a share of Common Stock for the ten (10) consecutive trading days immediately preceding the date of receipt by the Company of the registration request. In the event the Company elects to purchase such Registrable Securities (or Class A Units), the Company shall notify the Holder within ten (10) Business Days of the date of receipt of the request by the Company, which notice shall indicate (i) that the Company will purchase for cash the Registrable Securities (or Class A Units) held by the Holder which are the subject of the request, (ii) the price per share (or unit), calculated in accordance with the preceding sentence, which the Company will pay the Holder, and (iii) the date upon which the Company shall purchase the Registrable Securities (or Class A Units), which date shall not be later than the twentieth (20th) Business Day after receipt of the registration request. If the Company so elects to purchase such Registrable Securities (or Class A Units), then upon such purchase the Company shall be relieved of its registration obligations under Section 2.2(a) with respect to such Registrable Securities.

Section 2.3           Additional Registration Procedures. In connection with any Registration Statement filed by the Company pursuant to Section 2.1 or 2.2 hereof:

(a)          In the case of any Resale Registration Statement, each Holder agrees to provide in a timely manner information requested in writing by the Company regarding the proposed distribution by that Holder of the Registrable Securities and all other information reasonably requested in writing by the Company in connection with the preparation of such Registration Statement covering the Registrable Securities.

(b)          Subject to Section 2.4 hereof, the Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as to such Registration Statement and the prospectus used in connection therewith, as may be necessary to (i) keep such Registration Statement effective, (ii) cause each prospectus contained therein to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act, and (iii) comply with the provisions of the Securities Act with respect to the disposition of the securities covered thereby in accordance with the intended method of disposition by the Holders, in each case, solely for such time as is contemplated in Section 2.1 or 2.2 above, as applicable.

(c)          The Company shall, if requested by any of the Holders, prior to filing a Resale Registration Statement or prospectus, or any amendment or supplement thereto, furnish to each Holder and each underwriter, if any, of the Registrable Securities covered by such Resale Registration Statement or prospectus copies of such Resale Registration Statement or prospectus or any amendment or supplement thereto as proposed to be filed, and thereafter will furnish, without charge, to each Holder and underwriter, if any, such number of conformed copies of such Resale Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto, all financial statements and schedules and documents incorporated by reference therein), the prospectus included in such Resale Registration Statement (including each preliminary prospectus) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder; the Company hereby consents to the use of such prospectus, including each preliminary prospectus, by such Holders in connection with the offering and sale of the Registrable Securities covered by any such prospectus.

(d)          The Company shall promptly notify, and confirm in writing, if so requested, each Holder of Registrable Securities (or Class A Units for which such Registrable Securities are exchangeable) covered by a Registration Statement when such Registration Statement, or any post-effective amendment thereto, has become effective.

(e)          After the filing of a Registration Statement, the Company shall promptly notify each Holder of Registrable Securities (or Class A Units for which such Registrable Securities are exchangeable) covered by the Registration Statement of (i) any stop order issued or threatened by the Commission or any state securities authority with respect thereto, and shall use commercially reasonable efforts to prevent the entry of such stop order or to obtain the withdrawal or removal of it if entered as promptly as practicable or (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related prospectus or for additional information.

(f)           The Company shall use commercially reasonable efforts to register or qualify the Registrable Securities under such state securities or blue sky laws of those jurisdictions in the United States (where an exemption is not available) as any Holder or managing underwriter or underwriters, if any, reasonably (in light of the Holder’s intended plan of distribution) requests, and to do any and all other similar acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of their Registrable Securities in each such jurisdiction; provided,  however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (f), (ii) subject itself to taxation in any jurisdiction where it would not otherwise be subject to taxation, or (iii) consent to general service of process in any jurisdiction where it is not then so subject.

(g)          The Company shall use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed, including entering into such customary agreements, including, without limitation, a supplemental listing application.

(h)          In the case of a Resale Registration Statement, the Company shall promptly notify each Holder of Registrable Securities (or Class A Units for which such Registrable Securities are exchangeable) covered by such Resale Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the existence of any fact of which the Company is aware or the occurrence of an event requiring the preparation of a supplement or amendment to either the Resale Registration Statement or related prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Resale Registration Statement or related prospectus, both as then in effect, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading and promptly make available to each Holder a reasonable number of copies of any such supplement or amendment.

Each Holder agrees that, upon receipt of any such notice from the Company, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to any Resale Registration Statement covering such Registrable Securities until such Holder’s receipt of written notice from the Company that such disposition may be made and copies of the supplemented or amended prospectus, and, if so requested by the Company, such Holder will deliver to the Company all copies, other than permanent file copies in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. Each Holder of Registrable Securities agrees that it will immediately notify the Company, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of an event as a result of which information previously furnished by such Holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made. In the event the Company shall give such notice, the Company shall extend the period during which such Resale Registration Statement shall be maintained effective (including the period referred to in Section 2.2(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to this Section 2.3(h) to the date when the Company shall provide written notice that such dispositions may be made and make available to the Holders of Registrable Securities (or Class A Units for which such Registrable Securities are exchangeable) covered by such Resale Registration Statement a prospectus supplemented or amended to conform with the requirements of this Section 2.3(h);  provided,  however, that such period of time shall not be extended beyond the date that the shares of Common Stock covered by such Registration Statement cease to be Registrable Securities.

(i)           In connection with a disposition of Registrable Securities pursuant to a Resale Registration Statement in which there is a participating underwriter or underwriters, the Company shall make available for inspection by any Holder of such Registrable Securities (or Class A Units for which such Registrable Securities are exchangeable), any underwriter participating in such disposition and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to discharge their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with the discharge of their due diligence responsibility; provided,  however, that if the Company so requests, each Inspector shall enter into a customary confidentiality agreement with the Company that is reasonably acceptable to the Holder and the Company.

(j)           If requested by any Holder participating in the offering of Registrable Securities pursuant to a Resale Registration Statement, the Company shall incorporate in a prospectus supplement or post-effective amendment such information concerning the Holder, to name additional Holders of Registrable Securities or the intended method of distribution as the Holder reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Securities pursuant to the Resale Registration Statement, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other material terms of the offering of the Registrable Securities; provided,  however, that the Company shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information that is not required by the rules of the Commission and that is unreasonable in scope; provided,  further, that the Company shall not be required to file more than one (1) prospectus supplement or post-effective amendment pursuant to this Section 2.3(j) in any six-month period.

(k)          In connection with a disposition of Registrable Securities pursuant to an Underwritten Offering, the Company shall, within 10 days of a request by any Holder(s) included in such Underwritten Offering, enter into customary agreements (including an underwriting agreement, if any, in customary form) as are reasonably required in order to expedite or facilitate the Holders’ disposition of Registrable Securities and, to the extent required in any such agreement, the Company shall furnish to each Holder included in such Underwritten Offering and to each underwriter, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants (to the extent permitted by the standards of the American Institute of Certified Public Accountants), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders of a majority of the Registrable Securities (or Class A Units for which such Registrable Securities are exchangeable) included in such offering or the managing underwriter or underwriters therefor reasonably requests.

(l)           In connection with any Resale Registration Statement filed by the Company to satisfy the Demand Registration pursuant to Section 2.2(a), each Holder agrees to cooperate with the Company in connection with the preparation of the Resale Registration Statement, and each Holder agrees that it will (i) respond within ten (10) Business Days to any written request by the Company to provide or verify information regarding the Holder or the Holder’s Registrable Securities (including the proposed manner of sale) that may be required to be included in such Registration Statement pursuant to the rules and regulations of the Commission and (ii) provide in a timely manner information regarding the proposed distribution by the Holder of the Registrable Securities and such other information as may be reasonably requested by the Company from time to time in connection with the preparation of and for inclusion in the Resale Registration Statement and related prospectus.

(m)         Prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s  obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of any Registration Statement as required by Sections 2.1 and 2.2, as applicable, register the Registrable Shares, as applicable, under the Exchange Act and maintain such registration through the effectiveness period required by Sections 2.1 and 2.2, as applicable.

(n)          Cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement.

(o)          In connection with any sale or transfer of Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer constituting Registrable Shares, cooperate with the Holders to enable such Registrable Shares to be in such denominations and registered in such names as the Holders may request at least five (5) Business Days prior to any sale of the Registrable Shares.

Section 2.4           Material Developments, Suspension of Offering.

(a)          Notwithstanding the provisions of Sections 2.1 and 2.2 hereof or any other provisions of this Agreement to the contrary, the Company shall be permitted to postpone the filing of any New Registration Statement pursuant to Section 2.1 or any Resale Registration Statement pursuant to Section 2.2(a), and from time to time to require the Holders not to sell Registrable Securities under any Resale Registration Statement or to suspend the effectiveness of any Registration Statement, for such times as the Company reasonably may determine is necessary and advisable (but in no event shall the Company be entitled to exercise such right more than three (3) times in any twelve (12) month period or for more than sixty (60) days at a time, if any of the following events shall occur (each such circumstance a “Suspension Event”): (i) a majority of the board of directors of the Company determines in good faith that the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed offer or sale of securities, acquisition, corporate reorganization or other material transaction involving the Company; (ii) the negotiation or consummation of a transaction by the Company or any of its subsidiaries is pending, or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material non-public information that the Company has a bona fide business purpose for keeping confidential, and the nondisclosure of which in the Registration Statement would be expected, in the Company’s reasonable determination, to cause the Registration Statement to fail to comply with applicable disclosure requirements; or (iii) a majority of the board of directors of the Company determines in good faith, upon the advice of counsel, that it is in the Company’s best interest or it is required by law, rule or regulation to supplement the Resale Registration Statement or file a post-effective amendment to such Resale Registration Statement in order to ensure that the prospectus included in the Resale Registration Statement (A) contains the information required by the form on which such Resale Registration Statement was filed or (B) discloses any facts or events arising after the effective date of the Resale Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to amend or supplement the Resale Registration Statement on a post-effective basis or to take such action as is necessary to permit resumed use of the Registration Statement or filing thereof as soon as reasonably practicable following the conclusion of the applicable Suspension Event and its effect.

(b)          The Company will provide written notice (a “Suspension Notice”) to the Holders of the occurrence of any Suspension Event. Upon receipt of a Suspension Notice, each Holder agrees that it will (i) immediately discontinue offers and sales of Registrable Securities under the Resale Registration Statement and (ii) maintain the confidentiality of any information included in the Suspension Notice (including the fact that the Company has exercised its rights under Section 2.4(a)) unless otherwise required by law or subpoena. The Holders may recommence effecting offers and sales of the Registrable Securities pursuant to the Resale Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders promptly following the conclusion of any Suspension Event and its effect; provided,  however, that the Holders agree that they will only effect such offers and sales pursuant to any supplemental or amended prospectus that has been provided to them by the Company pursuant to Section 2.4(b). If so directed by the Company, Holders will deliver to the Company any copies of the prospectus covering the Registrable Securities in their possession at the time of receipt of such notice.

(c)          Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Resale Registration Statement pursuant to Section 2.4(b), the Company agrees that it shall extend the period of time during which such Registration Statement shall be maintained effective (including the period referred to in Section 2.2(a) hereof) by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and, if required to comply with applicable securities law requirements, promptly provide copies of the supplemented or amended prospectus necessary to resume offers and sales, with respect to each Suspension Event; provided,  however, that such period of time shall not be extended beyond the date that the shares of Common Stock covered by such Registration Statement cease to be Registrable Securities.

Section 2.5           Registration Expenses. In connection with any Registration Statement required to be filed hereunder, except as provided below, the Company shall pay all expenses incurred in connection with its registration obligations under this Agreement, including the following: (a) all registration and filing fees, including without limitation, all fees of the Commission, the New York Stock Exchange, or such other exchange on which the Registrable Shares are listed from time to time and the Financial Industry Regulatory Authority; (b) fees and expenses of compliance with securities or blue sky laws; (c) printing and distribution expenses; (d) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (e) the fees and expenses incurred in connection with the listing of the Registrable Securities on each securities exchange on which similar securities issued by the Company are then listed; (f) fees and disbursements of counsel for the Company and the independent public accountants of the Company; and (g) the fees and expenses of any experts retained by the Company in connection with such registration, including accounting fees and expenses (collectively, the “Registration Expenses”). The Holders shall be responsible for the payment of (a) any and all other expenses incurred by them in connection with the registration and sale of

Registrable Securities (excluding the Registration Expenses), including, without limitation, brokerage and sales commissions, fees and disbursements of counsel for the Holders, if any, underwriting fees and placement agent fees, discounts and commissions attributable to the sale of Registrable Securities, and any transfer taxes relating to the registration, disposition or sale of Registrable Securities and (b) any and all expenses (other than Registration Expenses) incurred in connection with a disposition of Registrable Securities pursuant to a Resale Registration Statement in which there is a participating underwriter or underwriters and the Company does not include any additional shares to be issued by the Company, including, without limitation, reasonable fees and disbursements of counsel for the Company and the independent public accountants of the Company in connection with such underwritten disposition of Registrable Securities.

Section 2.6           Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its partners, members, officers, directors, employees, representatives, and agents, and each Person, if any, who controls such Holder, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, actions, damages, liabilities and expenses (including, without limitation, but subject to the provisions of Section 2.8 hereof, reasonable attorneys’ fees and disbursements) caused by any untrue statement or alleged untrue statement of a material fact contained in any Resale Registration Statement or any amendment thereto, including all documents incorporated therein by reference, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus or any amendment thereto contained in a Resale Registration Statement at the time it became effective (a “Resale Prospectus”), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided,  however, that the Company will not be liable to the extent that any such losses, claims, actions, damages, liabilities or expenses arise out of, are based upon or are caused by any untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Holder or on such Holder’s behalf expressly for inclusion in the Registration Statement, the prospectus, or any such amendment thereof or supplement thereto; provided, further, that the Company will not be liable in any case to the extent that any such loss, claim, action, damage, liability or expense arises out of or is based upon any untrue statement or omission contained in a Resale Prospectus which was corrected in a supplement or amendment thereto if such claim is brought by a purchaser of Registrable Securities from the Holder and the Holder failed to deliver to such purchaser the supplement or amendment to the Resale Prospectus in a timely manner.

Section 2.7           Indemnification by Holders of Registrable Securities. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, employees, representatives and agents and each Person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent (and on the same terms) as the indemnity set forth in Section 2.6 from the Company to Holders, but only with respect to information relating to such Holder furnished in writing by such Holder or on such Holder’s behalf expressly for use in any Resale Registration Statement or Resale Prospectus or any amendment or supplement thereto. Each Holder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, on substantially the same basis as that of the indemnification of the Company provided in this Section 2.7. Notwithstanding the foregoing, in no event will the liability of a Holder under this Section 2.7 or Section 2.9 exceed the net proceeds actually received by such Holder from the sale of Registrable Securities.

Section 2.8           Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.6 or 2.7, such Person (an “Indemnified Party”) shall promptly notify in writing (an “Indemnification Notice”) the Person against whom such indemnity may be sought (an “Indemnifying Party”); provided,  however, that the failure of any Indemnified Party to deliver such Indemnification Notice will not relieve such Indemnifying Party from any liability that it may have under Section 2.6 or 2.7, as applicable, or relieve such Indemnifying Party of its obligations under Section 2.6 or 2.7, as applicable, except and solely to the extent such Indemnifying Party did not otherwise learn of such action and is actually and materially prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and the Indemnifying Party shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within thirty (30) calendar days after receipt of an Indemnification Notice, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided,  however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants or if such Indemnified Party determines in good faith that a conflict of interest exists and that therefore it is advisable for such Indemnified Party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the Indemnifying Party, then the Indemnifying Party shall not be entitled to assume such defense and the Indemnified Party shall be entitled to separate counsel at the Indemnifying Party’s expense. If an Indemnifying

Party is not entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the Indemnifying Party will pay the reasonable fees and expenses of counsel for the Indemnified Party. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by (a) in the case of Persons indemnified pursuant to Section 2.6 hereof, the Holders which sold a majority of the Registrable Securities sold under the applicable Resale Registration Statement and (b) in the case of Persons indemnified pursuant to Section 2.7, the Company, and, in each such case, the fees and expenses of such counsel shall be paid by the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of judgment or effect any settlement of any pending or threatened claim or proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement (a) includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding, (b) does not include any statement of admission of fault, culpability or failure to act by or on behalf of such Indemnified Party, and (c) does not provide for any action on the part of any party other than the payment of money damages, which is to be paid in full by the Indemnifying Party, or the refraining from taking any action on the part of the Indemnified Party where such action is otherwise legally permissible.

Section 2.9           Contribution. If the indemnification provided for in Section 2.6 or 2.7 hereof is applicable in accordance with its terms, but is determined by a court of competent jurisdiction to be unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and each Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of such Holder on the other in connection with such actions, statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.9 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.9, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 2.9 are several and not joint, and each Holder’s contribution obligation shall be in proportion to the net proceeds of the offering received by such Holder relative to the total proceeds of the offering received by all the Holders.

Section 2.10           Participation in Underwritten Registrations. No Holder may participate in any Underwritten Offering hereunder unless the Holder (a) agrees to sell his, her or its Registrable Securities on the basis provided in the applicable underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents in customary form as reasonably required under the terms of such underwriting arrangements.

Section 2.11           Holdback Agreements. Each Holder whose securities are included in a Resale Registration Statement agrees not to effect any sale or distribution of the securities registered or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to the effective date of such registration statement (except as part of such registration) or, in the case of underwritten public offering of Registrable Securities, the fourteen (14) days prior to pricing of such offering.

ARTICLE III

MISCELLANEOUS

Section 3.1           Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

Section 3.2           Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the prior written consent of the Company and the Holders of a majority of the then outstanding Registrable Securities and Class A Units, taken together as one class assuming all Class A Units were exchanged for Registrable Securities. No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 3.3           Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand, (b) when receipt is acknowledged if sent by email, or by telecopier or similar facsimile transmission device, (c) on the date delivered by a courier service, or (d) on the third (3rd) Business Day after mailing by registered or certified mail, postage prepaid, return receipt requested, in any case addressed as follows: (i) if to any Holder, at the address for such Holder set forth in the books and records of the Operating Company or to such other address and to such other Persons as a Holder may hereafter notify the Company in writing; and (ii) if to the Company, to Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, CT 06830, or to such other address as the Company may hereafter specify in writing.

Section 3.4           Successors and Assigns. The rights and obligations of the Holders under this Agreement may not be assigned by any Holder without the written consent of the Company; provided,  however, that a Holder may assign its rights and obligations hereunder, following at least three (3) Business Days prior written notice to the Company in connection with a transfer of some or all of such Holder’s Class A Units in accordance with the terms of the LLC Agreement, if such transferee agrees in writing to be bound by all of the provisions hereof applicable to a Unitholder. This Agreement shall be binding upon the parties hereto, the Holders and their respective successors and permitted assigns (including lenders in foreclosure).

Section 3.5           Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 3.6           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law provisions thereof.

Section 3.7           Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 3.8           Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 3.9           Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning, construction or scope of any provision of this Agreement.

Section 3.10         Waivers. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 3.11         Selling Holders Become Party to this Agreement. By asserting or participating in the benefits of registration of Registrable Securities pursuant to this Agreement, each Holder agrees that it or he will be deemed a party to this Agreement and be bound by each of its terms.

Section 3.12         Rule 144. The Company covenants that it will use its best efforts to timely file any reports required to be filed by it under the Securities Act and the Exchange Act to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the written request of any Holder, the Company will deliver to such Holder a written statement as to whether it has filed such reports. In connection with any sale, transfer or other disposition by a Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with the Holder to facilitate such sale, transfer or disposition, including providing opinions of counsel as may be reasonably necessary in order for such Holder to avail itself of Rule 144 to allow such Holder to sell such Registrable Shares without registration, and enable such Registrable Securities to be for such number of shares and registered in such names as Holder may reasonably request; provided,  however, that any such request shall be made at least five (5) Business Days prior to any sale of Registrable Securities hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

STARWOOD PROPERTY TRUST, INC.,
a Maryland corporation

By:	/s/ [ILLEGIBLE]
Name:
Title:

[Signature Page to Registration Rights Agreement]

LAMPLIGHTER INVESTMENTS LLC,
a Florida limited liability company

By:	/s/ Benjamin R. Gettler
Name: Benjamin R. Gettler
Title: Manager | Member

[Signature Page to Registration Rights Agreement]

GILLIS INVESTMENTS #2, Ltd.,
a Florida limited partnership

By:	American Marketing & Management of Gillis, Inc., its
General Partner

	By:	/s/ Austin Forman
Name: Austin Forman
Title: President

[Signature Page to Registration Rights Agreement]

DANIEL EDWARD VOGT IRREVOCABLE
LEGACY TRUST dated December 27, 2016

By:	/s/ James H. Vogt
Name: James H. Vogt
Title: Trustee

[Signature Page to Registration Rights Agreement]

JAMES HENRY VOGT IRREVOCABLE
LEGACY TRUST dated December 27, 2016

By:	/s/ Carroll Slusher
	Name:	Carroll Slusher
	Title:	Trustee

[Signature Page to Registration Rights Agreement]

HOLLY ZIMMERMAN IRREVOCABLE
LEGACY TRUST dated December 27, 2016

.	By:	/s/ [ILLEGIBLE]
Name:
		Title:	Trustee

[Signature Page to Registration Rights Agreement]

LILY ZIMMERMAN IRREVOCABLE
LEGACY TRUST dated December 27, 2016

By:	/s/ [ILLEGIBLE]
Name:
Title: Trustee

[Signature Page to Registration Rights Agreement]

DANIEL ZIMMERMAN IRREVOCABLE LEGACY
TRUST dated December 27, 2016

By:	/s/ Louis E. Vogt
Name: Louis E. Vogt
Title: Trustee

[Signature Page to Registration Rights Agreement]

LILY ZIMMERMAN IRREVOCABLE TRUST

By:	/s/ Louis E. Vogt
Name: Louis E. Vogt
Title: Trustee

[Signature Page to Registration Rights Agreement]

ELIZABETH ZIMMERMAN IRREVOCABLE TRUST

By:	/s/ Louis E. Vogt
Name: Louis E. Vogt
Title: Trustee

[Signature Page to Registration Rights Agreement]

HOLLY ZIMMERMAN IRREVOCABLE TRUST

By:	/s/ Louis E. Vogt
Name: Louis E. Vogt
Title: Trustee

[Signature Page to Registration Rights Agreement]

UNA MURPHY 2012 TRUST

By:	/s/ William M. Murphy
Name: William M. Murphy
Title: Trustee

[Signature Page to Registration Rights Agreement]

WILLIAM M. MURPHY REVOCABLE TRUST

By:	/s/ William M. Murphy
Name: William M. Murphy
Title: Trustee

[Signature Page to Registration Rights Agreement]

WILLIAM M. MURPHY 2012 TRUST

By:	/s/ Una Murphy
Name: Una Murphy
Title: Trustee

[Signature Page to Registration Rights Agreement]

/s/ Angel Arroyo
ANGEL ARROYO

[Signature Page to Registration Rights Agreement]

/s/ Una Murphy
UNA MURPHY

[Signature Page to Registration Rights Agreement]

/s/ Kate Murphy
KATE MURPHY

[Signature Page to Registration Rights Agreement]

/s/ Kerri Murphy
KERRI MURPHY

[Signature Page to Registration Rights Agreement]

/s/ Patrick Murphy
PATRICK MURPHY

[Signature Page to Registration Rights Agreement]

/s/ James H. Vogt
JAMES H. VOGT

[Signature Page to Registration Rights Agreement]

/s/ Daniel E. Vogt
DANIEL E. VOGT

[Signature Page to Registration Rights Agreement]

/s/ Louis E. Vogt
LOUIS E. VOGT

[Signature Page to Registration Rights Agreement]

/s/ Jefferson Scott Zimmerman
JEFFERSON SCOTT ZIMMERMAN

[Signature Page to Registration Rights Agreement]

SCHEDULE I

1.	Lamplighter Investments LLC
2.	Gillis Investments #2, Ltd.
3.	Daniel Edward Vogt Irrevocable Legacy Trust dated December 27, 2016
4.	James Henry Vogt Irrevocable Legacy Trust dated December 27, 2016
5.	Holly Zimmerman Irrevocable Legacy Trust dated December 27, 2016
6.	Lily Zimmerman Irrevocable Legacy Trust dated December 27, 2016
7.	Daniel Zimmerman Irrevocable Legacy Trust dated December 27, 2016
8.	Lilly Zimmerman Irrevocable Trust
9.	Elizabeth Zimmerman Irrevocable Trust
10.	Holly Zimmerman Irrevocable Trust
11.	Una Murphy 2012 Trust
12.	William M. Murphy Revocable Trust
13.	William M. Murphy 2012 Trust
14.	Angel Arroyo
15.	Una Murphy
16.	Kate Murphy
17.	Kerri Murphy
18.	Patrick Murphy
19.	James H. Vogt
20.	Daniel E. Vogt
21.	Louis E. Vogt
22.	Jefferson Scott Zimmerman